SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): September 8, 2000



                        CITIZENS COMMUNITY BANCORP, INC.
             (Exact name of registrant as specified in its charter)
        -----------------------------------------------------------------


         Florida                    33-98090                    65-0614044
----------------------------  ----------------------         -------------------
(State or other jurisdiction  Commission File Number          (I.R.S. Employer
    Of incorporation)                                        Identification No.)




                             650 East Elkcam Circle
                           Marco Island, Florida 34145
                  --------------------------------------------
                     (address of principal executive offices)

                  Registrant's telephone number: (904) 389-1800




                                 Not Applicable
                             ----------------------
          (Former name or former address, if changed since last report)

ITEM 5.           Other Events

     On September 8, 2000, Citizens Community Bancorp, Inc. announced the repurchase of 100,000 (or approximately 2.9%) of its outstanding shares of common stock. A copy of the press release is filed with this form.


ITEM 7.           Exhibits

     99.1         Press release dated September 8, 2000


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 8, 2000

                                          Citizens Community Bancorp, Inc.
                                          --------------------------------------
                                          (Registrant)


                                          By: /s/ Richard Storm, Jr.
                                              ----------------------------------
                                              Richard Storm, Jr.
                                              Chairman & Chief Executive Officer

                                                                 Exhibit 99.1

                        CITIZENS COMMUNITY BANCORP, INC.
                           ANNOUNCES SHARE REPURCHASE

         MARCO ISLAND, FLORIDA - SEPTEMBER 8, 2000 - CITIZENS COMMUNITY BANCORP, INC. (NASDAQ: CCBI) announced today that CCBI has repurchased 100,000 shares, or approximately 2.9% of the company's shares outstanding, in a private sale transaction. The shares were from the Estate of a former Director. "The repurchase was in keeping with the spirit of CCBI's Stock Repurchase Program adopted by the Board of Directors earlier this year", said Richard Storm, Jr., CCBI's Chairman and Chief Executive Officer. CCBI paid $75/8 per share, or a total of $762,500, to acquire the shares. According to Mr. Storm: "This purchase was made in accordance with the company's commitment to enhance the liquidity of CCBI's common stock, as well as providing an opportunity to enhance shareholder value." To date, CCBI has repurchased 108,000 shares since adoption of its Repurchase Program in January of this year.

         CCBI's stock is listed on the NASDAQ Small Cap market under the symbol "CCBI". At June 30, 2000, CCBI had total assets of $140.7 million, deposits of $113.9 million, loans of $108.0 million and shareholders' equity of $18.3 million. For the first six months of 2000, net earnings were $490,000 or $0.14 per basic and diluted share, compared to $238,000 and $0.07, respectively for the first half of 1999. Prior to the repurchase of the 100,000 shares, CCBI had 3,487,199 shares outstanding.

         Copies of CCBI's press release, current price quotes, stock charts and other investor information can be found on CCBI's website at http://www.ccbancorpfl.com. For additional information, please contact Gregory
E. Smith, President & CFO, at (941)389-1800, ext. 280.

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